Filed by WGNB Corp.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-6
of the Securities Exchange Act of 1934

Subject Company: First Haralson Corporation
Commission File No.: 0-30805

WGNB Corp. to Acquire First Haralson Corporation
Strategic Acquisition Expands Market Presence in West Georgia and Creates a
Top 10, Independent Georgia Community Banking Franchise

WGNB Corp. (NASDAQ:WGNB) announced today the signing of a definitive merger agreement to acquire First Haralson Corporation and its wholly owned subsidiary, First National Bank of Georgia. First Haralson Corporation is headquartered in Buchanan, Georgia and operates four branches in Haralson County and two branches in Carroll County. As of December 31, 2006, First Haralson Corporation held $215.4 million in total assets, $139.9 million in total loans, $176.9 million in total deposits and $25.7 million of shareholders’ equity. For the fiscal year ended December 31, 2006, First Haralson Corporation recorded net income of $2.4 million.

Under the terms of the merger agreement, First Haralson Corporation’s shareholders may elect to receive cash, WGNB Corp. common stock, or a combination of the two for $46.25 million in the aggregate. The shareholder election is subject to limits of a minimum of $11,562,500 and a maximum of $18,500,000 of cash consideration being issued in the merger. In addition, the terms of the merger agreement allow First Haralson Corporation to pay a one-time, special dividend not to exceed $7.25 million in the aggregate, or approximately $35.67 per share, for each First Haralson share to First Haralson shareholders prior to the closing of the proposed transaction. The transaction has been unanimously approved by the boards of directors of both companies and is subject to shareholder and regulatory approvals, as well as other customary conditions of closing. The transaction is expected to be completed during the second quarter of 2007 and is expected to be accretive to GAAP earnings in the second-half of 2007 and beyond.

“We are excited to announce our first acquisition and are pleased that the First National Bank of Georgia has chosen to partner with us. We have long been impressed by the First Haralson franchise and look forward to combining resources to continue serving the banking needs of west Georgia. Upon completion of the proposed transaction, WGNB Corp. will have approximately $800 million in assets and the number one deposit market share in both Carroll and Haralson counties,” stated H. B. “Rocky” Lipham, III, WGNB Corp.’s President and Chief Executive Officer.

“We have stated to our shareholders and interested investors in our filings and presentations that our strategic plan included expansion by acquisition and merger,” added Steven J. Haack, Secretary and Treasurer of WGNB Corp. “We wanted to be patient to find the right partner that created financial and operating synergies that met our shareholders’ high performance goals. We are confident that we have met those goals in this combination. I congratulate all involved and look forward to accomplishing our strategic plan with our new partners.”

Lipham continued, “We are pleased to announce that upon closing of the proposed transaction, West Georgia National Bank will change its name to First National Bank of Georgia. As we continue to grow our franchise, this new name provides greater flexibility and more opportunities for expansion into other attractive Georgia markets. With a tradition dating back nearly 100 years, we believe that this name will be appealing and recognizable to our customers and employees.”

Upon closing of the transaction, Randall F. Eaves, First National Bank of Georgia’s President and CEO, will be named President of WGNB Corp. and the combined bank, reporting directly to Lipham, who will retain the title of Chief Executive Officer. Mary M. Covington, First Haralson’s President and CEO, will be named Executive Vice President of WGNB Corp. and the resulting bank. Following the proposed merger, WGNB Corp.’s board of directors will consist of 11 directors, eight from WGNB Corp.’s current board and three from the First Haralson Corporation current board. Eaves, Covington and Don C. Rhodes, a First Haralson Corporation director and the Chairman of First National Bank of Georgia, will be First Haralson Corporation’s representatives on the combined company’s board. W. Thomas Green, Jr. will continue as WGNB Corp.’s Chairman while Covington, who is the chairman - elect of the Community Bankers Association of Georgia, will be named Vice Chairperson. All current First National Bank of Georgia bank board members will join all current West Georgia National Bank board members on the new bank board.

“We are excited about joining the WGNB family. This merger combines two great banks with similar values. It also creates tremendous opportunities for the merged institution to offer new products to our customers, new opportunities to employees, and enhanced value to our shareholders,” said Randy Eaves.

“Having lived most of my life in this community, the economic success of this area is of great importance to me,” added Mary Covington. “By combining the strengths of our two community banks, we will ensure that our new bank will be able to meet the needs of our communities as they expand and grow, while remaining a true community bank with local ownership and local management. We all share a passion for building shareholder value, promoting superior banking services to our friends and neighbors, and developing the best employee opportunities.”

“We look forward to welcoming both Randy and Mary to WGNB Corp.’s executive management team and are excited about the contributions that First National Bank of Georgia’s directors will make to the combined organization,” commented Lipham.

“2006 was a record year for WGNB Corp., and I can think of no better way to begin 2007 than with this announcement. The combination of WGNB Corp. and First Haralson Corporation creates a top 10, independent Georgia community banking franchise and also complements our planned expansion into Coweta County. I believe that this strategic combination is in the best long-term interests of both companies’ shareholders, employees and customers,” concluded Lipham.

Sandler O'Neill + Partners, L.P. served as the financial advisor to WGNB Corp. while Sheshunoff & Co. Investment Banking advised First Haralson Corporation. Troutman Sanders LLP served as legal counsel to WGNB Corp. and Powell Goldstein LLP was the legal advisor for First Haralson.

About WGNB Corp.

WGNB Corp.’s stock is traded on the NASDAQ Capital Market under the ticker, “WGNB.” West Georgia National Bank has nine full service locations in Carrollton, Bowdon, Villa Rica and Douglasville and total assets of $575 million. The Bank is the largest community bank in west Georgia.

For more information about West Georgia National Bank, visit our investor relations page on our website, www.wgnb.com.

WGNB Corp. will be filing a registration statement on Form S-4 and other documents with the SEC. The registration statement will contain a prospectus of WGNB Corp. relating to the common stock to be issued in the acquisition of First Haralson Corporation and a joint proxy statement of WGNB Corp. and First Haralson relating to the acquisition. Investors and shareholders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and shareholders will be able to receive the joint proxy statement/prospectus and other documents filed by WGNB Corp. free of charge at the SEC's web site, www.sec.gov or from WGNB Corp. at 201 Maple Street, Carrollton, Georgia 30117.

WGNB Corp., First Haralson Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies connection with the acquisition. Information about such directors and executive officers and their ownership of WGNB Corp. and First Haralson Corporation common stock will be set forth in the joint proxy statement/prospectus. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Except for financial information contained in this press release, the matters discussed may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risk and uncertainties, which could cause actual results to differ materially from forward-looking information. These risks and uncertainties include but are not limited to, general economic conditions, competition and other factors included in filings with the Securities and Exchange Commission (the “SEC”).

When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “outlook,” “likely,” and “anticipates” or similar expressions as they relate to WGNB Corp. (including its subsidiaries), or its management are intended to identify forward-looking statements.

Contacts:

WGNB Corp.
H.B. “Rocky” Lipham, III
President and Chief Executive Officer
(770) 830-2909